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                SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.
                              20549

                            FORM 8-A

       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934

                          ECOMAT, INC.
     (Exact name of registrant as specified in its charter)

        Delaware                                         13-3865026
-------------------------------                ---------------------------------
(State of or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)


147 Palmer Avenue
Mamaroneck, NY                                           10543-3632
-----------------                                        -----------
 (Address of Principal)                                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
                               NONE

Securities to be registered pursuant to Section 12(g) of the Act:

          Common Stock, par value $.0001 per share



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Item 1.   Description of Registrant's Securities to be Registered.

          Incorporated herein by reference to the section entitled "Description of Securities" contained in Amendment No. 3 to the Company's Registration Statement filed on Form SB-2 (Registration No. 333-1524) filed on September 30, 1996. The "Description of Securities" section contained in the prospectus to be filed pursuant to Rule 424(b) under the Securities Act, is also hereby incorporated by reference.

Item 2.   Exhibits.
                                                                Exhibit
Document                                                           No.
--------                                                        -------

(a)       Form of Underwriting Agreement.***                          1.1

(b)       Form of Selected Dealers Agreement.***                      1.2

(c)       Certificate of Incorporation of the Company.*               3.1

(d)       Form of Certificate of Merger (Delaware)*                   3.2

(e)       Form of Certificate of Merger (New York)*                   3.3

(f)       Form of Agreement and Plan of Merger*                       3.4

(g)       By-Laws of the Company*                                     3.5

(h)       Specimen Certificate for Shares of Common Stock**           4.1

(i)       Form of Underwriter's Purchase Option***                    4.5

(j)       Opinion of Bernstein & Wasserman LLP, counsel to the        5
          Company.***

------
* Incorporated herein by reference to the Company's Registration Statement, Registration No. 333-1524 as filed with the Securities and Exchange Commission on February 21, 1996 at the exhibit number set forth opposite such document.

** Incorporated herein by reference to Amendment No. 1 to the Company's Registration Statement, Registration No. 333-1524 as filed with the Securities and Exchange Commission on April 2, 1996 at the exhibit number set forth opposite such document.

*** Incorporated herein by reference to Amendment No. 3 to the Company's Registration Statement, Registration No. 333-1524 as filed with the Securities and Exchange Commission on September 30, 1996.


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                                 SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       ECOMAT, INC.

                                       By: /s/ Diane Weiser
                                           ---------------------------------
                                           Name:   Diane Weiser
                                           Title:  President



Dated: October 15, 1996


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